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                                                                   EXHIBIT 99-42

                                    AMENDMENT

                           Dated as of March 9th, 2001



                  This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., as agent (the "Agent") for itself and Citibank.

                  PRELIMINARY STATEMENTS:

                  (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, and an Amendment and Restatement thereof, dated as of October 1, 1991, and as further amended by an Amendment dated as of February 28, 1994, an Amendment dated as of February 1, 1999, an Amendment dated as of January 27, 2000 and an Amendment dated as of January 25, 2001 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

                  SECTION 2. Amendments to Agreement. (a) The definition of "CAFCO Agreement" set forth in Section 1.01 of the Agreement is, effective as of the date hereof, hereby amended to read as follows:

                           "CAFCO Agreement" means the Trade Receivables
                  Purchase and Sale Agreement, dated as of February 28, 1989, as amended and restated as of October 1, 1991 and as further amended and restated as of March 9, 2001, among the Seller, Corporate Asset Funding Company, Inc., Citibank and CNAI, as Agent, as the same may, from time to time, be amended, modified, supplemented or restated."

                  (b) Section 5.01 of the Agreement is amended by eliminating the period at the end thereof and adding the phrase ", except that each reference in said Section 5.01(h) to an "Event of Investment Ineligibility" shall be deemed to be a reference to an Event of Termination."

                  (c) Section 6.01 of the Agreement is amended by adding the phrase "after the occurrence of an Event of Termination" after the word "time" in line 9 thereof.

                  (d) Section 6.02 through 6.05 are amended in their entity to read as follows:

                           "Sections 6.02 through 6.05. Incorporation by
                  Reference. Each of Section 6.02 through 6.05 of the CAFCO Agreement is hereby incorporated herein by this




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                  reference, except that (i) the reference in said Section
                  6.02(b) to the "Facility Termination Date" shall be deemed to be a reference to the Commitment Termination Date and (ii) the reference in said Section 6.03(a) to an "Event of Investment Ineligibility" shall be deemed to be a reference to an Event of Termination."

                  (e) Section 7.01(h) is amended by deleting the year "1990" in line 3 thereof and replacing it with "1999".

                  (f) Section 10.01 is amended by striking the period at the end of clause (xii) thereof, replacing it with "; or" and adding new clause
         (xiii) thereto to read as follows:

                  "(xiii) any claim brought by any Swap Counterparty (as that term is defined in the Indenture) arising out of or in connection with the Intercreditor Agreement."

                  SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

                  (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in
         Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

                  (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

                  SECTION 4. Reference to and Effect on the Agreement; Consent of the Agent. (a) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder",




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"hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

                  (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

                  (d) In accordance with the provisions of Section 1.02 of the Agreement, the Agent hereby consents to the terms of the CAFCO Agreement, as amended and restated as of this date.

                  SECTION 5. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             THE DETROIT EDISON COMPANY



                                             By: /s/ N.A. Khouri
                                                -----------------------------
                                                Title: N.A. Khouri
                                                       Vice President and
                                                       Treasurer



                                             CITICORP NORTH AMERICA, INC.,
                                               Individually and as Agent



                                             By /s/ Joseph A. Farina
                                                -----------------------------
                                                      Vice President



                                             CITIBANK, N.A.



                                             By /s/ Joseph A. Farina
                                                -----------------------------
                                                      Vice President


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